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Exhibit 99.2

CERTIFICATIONS

I, Daniel S. Messina, President and Chief Executive Officer, certify that:

  1.
  I have read this quarterly report on Form 10-Q of Magellan Health Services, Inc.

  2.
  To my knowledge, the information in this report is true in all important respects as of June 30, 2002; and

  3.
  This report contains all information about the company of which I am aware that I believe is important to a reasonable investor, in light of the subjects required to be addressed in this report, as of June 30, 2002.

For purposes of this certification, information is "important to a reasonable investor" if:

  a)
  There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

  b)
  The report would be misleading to a reasonable investor if the information is omitted from the report.

Date: August 14, 2002	/s/ DANIEL S. MESSINA Daniel S. Messina President and Chief Executive Officer Magellan Health Services, Inc.

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  Exhibit 99.2
CERTIFICATIONS